                             Registration Statement No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8

                     REGISTRATION STATEMENT

                             UNDER

                   THE SECURITIES ACT OF 1933


                   GILBERT ASSOCIATES, INC.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
                (State or Other Jurisdiction of
                 Incorporation or Organization)

                           23-2280922
                        (I.R.S. Employer
                      Identification No.)

P.O. Box 1498, Reading, Pennsylvania 19603              19603
 (Address of Principal Executive Offices)              (Zip Code)

            STOCK PURCHASE PROGRAM FOR EMPLOYEES OF
         GILBERT ASSOCIATES, INC. AND ITS SUBSIDIARIES
                    (Full title of the Plan)

                Thomas F. Hafer, Esq., Secretary
                    Gilbert Associates, Inc.
                         P.O. Box 1498
                  Reading, Pennsylvania 19603
            (Name and Address of Agent For Service)

                        (610) 775-5900
 (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:

                   Douglas E. Davidson, Esq.
                  Berlack, Israels & Liberman
                      120 West 45th Street
                    New York, New York 10036
                         (212) 704-0100
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
                CALCULATION OF REGISTRATION FEE

Title  of                          Proposed Maximum  Proposed Maximum    Amount of
Securities to     Amount to        Offering Price    Aggregate           Registration
be Registered     be Registered    Per Share(1)      Offering Price(1)   Fee
- -------------     -------------    ----------------  -----------------   ----------

Class B           500,000          $15.00            $7,500,000           $2,586.21
Common Stock      shares

<F1>
(1) Used only for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("1933 Act"), based upon the average of the high and low prices for Class A Common Stock of the registrant reported in the NASDAQ System for August 15, 1994.

      In addition, pursuant to Rule 416(c) under the 1933 Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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

          The contents of the registrant's Registration Statement on Form S-8 (Registration No. 33-71242), are incorporated herein by reference.
                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

          4(a) Stock Purchase Program for Employees of Gilbert Associates, Inc. and Its Subsidiaries, effective July 1, 1987 - Incorporated by reference to Exhibit 4(iii), Registration Statement on Form S-8 (Registration No. 33-37792).

          4(b) Gilbert Associates, Inc. Stock Purchase Program Trust, made as of January 30, 1987 - Incorporated by reference to
                    Exhibit  28,  Registration Statement  on
                    Form S-8 (Registration No. 33-37792).

          4(b)(1) Amendment, dated January 1, 1991, to Gilbert Associates, Inc. Stock Purchase Program Trust - Incorporated by reference to Exhibit 4(b)(1), Registration Statement on Form S-8 (Registration No. 33-71242)

          4(c) Restated Certificate of Incorporation of Gilbert Associates, Inc. - Incorporated by reference to Exhibit 3(a) to Annual Report on Form 10-K for the fiscal year ended December 29, 1989 (SEC File No. 0-12588).

          4(d) By-Laws of Gilbert Associates, Inc., as amended - Incorporated by reference to
                    Exhibit 3(b), Registration Statement  on
                    Form S-8 (Registration No. 2-91939).

          23        Consent of Coopers & Lybrand L.L.P.

          24        Power  of  Attorney -  Included  in  the
                    signature   page  of  this  Registration
                    Statement.

           The Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which are designated in prior filings as noted above are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.

           The registrant undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
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